SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           October 28, 2002

IRT PROPERTY COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	1-7859	58-1366611

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

200 Galleria Parkway, Suite 1400, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 955-4406

Item 1(b). Changes in Control of Registrant.

     On October 29, 2002, Equity One, Inc. and IRT Property Company announced that they have entered into an Agreement and Plan of Merger, dated as of October 28, 2002, pursuant to which Equity One will acquire IRT.

     In connection with the merger, each IRT shareholder may elect to receive for each share of IRT common stock either $12.15 in cash or 0.9 shares of Equity One common stock, or a combination thereof. The terms of the merger agreement further provide that the holders of no more than 50% of IRT’s outstanding common stock may elect to receive cash.

     Equity One intends to fund a portion of the cash consideration through the private placement of up to 6.9 million shares of Equity One common stock to existing, affiliated investors pursuant to the terms of a Common Stock Purchase Agreement dated as of October 28, 2002. The investors have agreed to pay $13.30 per share subject to pro rata upward adjustment to a maximum of $13.50 per share as the number of IRT shares converted into Equity One common stock pursuant to the merger rises from 50% to approximately 55.8%. The investors were also granted registration rights pursuant to a Registration Rights Agreement dated as of October 28, 2002 with respect to the shares to be purchased in the private placement. Equity One intends to fund the balance of the cash consideration from existing and new credit facilities.

     The following stockholders of Equity One have entered into a voting agreement with IRT pursuant to which, among other things, they have agreed to vote their shares of Equity One common stock, and any shares of IRT common stock beneficially owned by them, in favor of the approval of the Agreement and Plan of Merger:

STOCKHOLDER

AH Investments US, L.P.
Alony Hetz Properties & Investments, Ltd.
Ficus, Inc.
Gazit (1995), Inc.
Gazit-Globe (1982) Ltd.
M.G.N. (USA), Inc.
Silver Maple (2001), Inc.
Noam Ben-Ozer
Robert L. Cooney
Nathan Hetz
Chaim Katzman
Peter Linneman
Alan J. Marcus
Alan Merkur
Shaiy Pilpel
Dori Segal
Howard M. Sipzner
Doron Valero

     The following shareholders of IRT have each entered into a voting agreement with Equity One pursuant to which, among other things, they have agreed to vote their shares of IRT common stock in favor of the approval of the Agreement and Plan of Merger.

SHAREHOLDER

E. Thornton Anderson Thomas D’Arcy Patrick L. Flinn Homer B. Gibbs, Jr. W. Benjamin Jones, III Samuel W. Kendrick E. Stanley Kroenke James G. Levy Thomas H. McAuley Robert E. Mitzel Bruce A. Morrice

     The preceding is qualified in its entirety by reference to the Agreement and Plan of Merger, Amendment No. 1 to Shareholder Protection Rights Agreement, the forms of voting agreements, the Voting Agreement by and between Equity One, Inc. and E. Stanley Kroenke, copies of which are attached hereto as Exhibits 2.1, 4.1, 99.1, 99.2, and 99.3, and which are incorporated herein by reference. A copy of the press release jointly issued by Equity One and IRT announcing the signing of the Agreement and Plan of Merger is attached hereto as Exhibit 99.4.

Item 7.	Financial Statements, Pro Forma Information and Exhibits

(c)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2002, by and between IRT Property Company and Equity One, Inc.
4.1	Amendment No.1 to Shareholder Protection Rights Agreement, dated as of October 28, 2002, by and between IRT Property Company and SunTrust Bank, Atlanta, as Rights Agent.
99.1	Form of IRT Voting Agreement, dated October 28, 2002, by and among Equity One, Inc. and certain shareholders of IRT Property Company.
99.2	Form of Equity One, Inc. Voting Agreement, dated October 28, 2002, by and among IRT Property Company and certain stockholders of Equity One, Inc.
99.3	Voting Agreement, dated as of October 28, 2002, by and between Equity One, Inc. and E. Stanley Kroenke, in his capacity as a shareholder of IRT Property Company.
99.4	Press Release, dated October 29, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRT PROPERTY COMPANY

Date: October 30, 2002	By:	/s/ James G. Levy Name: James G. Levy Title: Chief Financial Officer

EXHIBIT INDEX

     The following exhibits are filed as a part of this Report.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 28, 2002, by and between IRT Property Company and Equity One, Inc.
4.1	Amendment No.1 to Shareholder Protection Rights Agreement, dated as of October 28, 2002, by and between IRT Property Company and SunTrust Bank, Atlanta, as Rights Agent.
99.1	Form of IRT Voting Agreement, dated October 28, 2002, by and among Equity One, Inc. and certain shareholders of IRT Property Company.
99.2	Form of Equity One, Inc. Voting Agreement, dated October 28, 2002, by and among IRT Property Company and certain stockholders of Equity One, Inc.
99.3	Voting Agreement, dated as of October 28, 2002, by and between Equity One, Inc. and E. Stanley Kroenke, in his capacity as a shareholder of IRT Property Company.
99.4	Press Release, dated October 29, 2002.